UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 7, 2015

GENER8 MARITIME, INC.

(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34228	66 071 6485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 2nd Floor New York, NY	10171
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 763-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01              Regulation FD Disclosure

In March 2014, Gener8 Maritime, Inc. (the “Company”) acquired newbuilding orders for seven “eco” VLCCs through the purchase from Scorpio Tankers Inc. of the outstanding common stock of seven subsidiaries holding such newbuilding orders. In May 2015, the Company acquired newbuilding orders for 14 “eco” VLCCs through its merger with Navig8 Crude Tankers, Inc.  The VLCC newbuildings are scheduled to be delivered from September 2015 through February 2017.

Under the terms of each shipbuilding contract for the VLCC newbuildings, the Company is required to make installment payments to the shipyard totaling approximately 40% to 50% of the contract price of the VLCC newbuilding prior to the delivery of the vessel.  As of June 30, 2015, the aggregate outstanding amount of such installment payments for the 21 VLCC newbuildings is approximately $315 million.  The Company plans to fund such outstanding installment payments using available cash, including proceeds from its recently completed initial public offering and operating cash flows.  The Company may also review other debt and equity financing alternatives to fund such installment payments.  The remaining balances under the shipbuilding contracts are due upon the delivery of the vessels.

The Company plans to obtain senior secured credit facility financing (the “Export Credit Facilities”) for the remaining balance and, in this connection, has obtained non-binding letters of intent (the “Letters of Intent”) from Korea Trade Insurance Corporation, The Export-Import Bank of Korea and China Export & Credit Insurance Corporation for a maximum aggregate loan amount of $1.4 billion.  The Company expects that under the definitive documentation for the Export Credit Facilities, at or around the time of delivery of each of the 21 VLCC newbuildings, an amount equal to the lower of (i) 65% of the final contract price of such VLCC newbuilding and (ii) 60% of the fair market value of such VLCC newbuilding will be available to be drawn under the applicable Export Credit Facility.  As such, based on recent third-party appraisals of the Company’s VLCC newbuildings (as of May 2015), the Company expects to borrow under the Export Credit Facilities in excess of the remaining balance due under the shipbuilding contracts upon delivery of the VLCC newbuildings.  This excess amount expected to be borrowed in connection with the vessel deliveries, which the Company estimates to be approximately $202 million in the aggregate (based on the expected terms of the Export Credit Facilities and such recent appraisals), is expected to be returned to the Company’s available cash balances or used for other corporate purposes and partially offset the approximately $315 million aggregate outstanding amount of pre-delivery installment payments discussed above.

The following table sets forth the Company’s expected outstanding installment payments under the shipbuilding contracts for the 21 VLCC newbuildings as of June 30, 2015 and expected Export Credit Facility borrowings on a quarterly and annual basis through 2017:

Quarterly Newbuilding Export Credit Facility Borrowing Schedule

	Three Months Ended
(dollars in thousands)	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016	March 31, 2017
Expected Newbuilding Installment Payments	$177,693	$255,666	$372,043	$84,730	$277,503	$211,561	$47,650
Expected Export Credit Facility Borrowings	61,133	194,382	372,269	61,409	314,328	252,919	61,945
Net Installment Payments Due (Proceeds Received)	116,561	61,284	(226)	23,321	(36,825)	(41,359)	(14,295)

Annual Newbuilding Export Credit Facility Borrowing Schedule

	Six Months Ended	Year Ended
(dollars in thousands)	December 31, 2015	December 31, 2016	December 31, 2017
Expected Newbuilding Installment Payments	$433,359	$945,837	$47,650
Expected Export Credit Facility Borrowings	255,514	1,000,925	61,945
Net Installment Payments Due (Proceeds Received)	177,845	(55,089)	(14,295)

(1)         Amount and timing of newbuilding installment payments based on terms of shipbuilding contracts and anticipated construction timelines for the 21 VLCC newbuildings as of June 30, 2015.

(2)         Export Credit Facility borrowings assumed to be 65% of the contract price of the VLCC newbuildings as of June 30, 2015.

The foregoing is based on recent third-party appraisals of the Company’s VLCC newbuildings and the expected terms of the Export Credit Facilities based on the Letters of Intent, and assumes the successful documentation and funding of the Export Credit Facilities.  The Letters of Intent are non-binding and the Export Credit Facilities will be subject to definitive documentation and customary closing conditions; accordingly, no assurance can be given that the Export Credit Facilities will be procured on terms favorable to the Company, including the amount available to be borrowed described above, or at all.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements, which are based on management’s current expectations and observations. Included among the factors that, in the Company’s view, could cause actual results to differ materially from the forward looking statements contained in this report are the following: (i) sourcing, completion and funding of financing on acceptable terms; (ii) changes in the values of the Company’s vessels, newbuildings or other assets, (iii) loss or reduction in business from the Company’s significant customers; (iv) the failure of the Company’s significant customers, vendors, service providers, pool managers or technical managers to perform their obligations owed to the Company; (v) the Company’s failure, or the failure of the commercial managers of any pools in which the Company’s vessels participate, to successfully implement a profitable chartering strategy; (vi) a material decline or prolonged weakness in rates in the tanker market; (vii) greater than anticipated levels of tanker newbuilding orders or lower than anticipated rates of tanker scrapping; (viii) changes in rules and regulations applicable to the tanker industry; (ix) actions taken by governmental or regulatory authorities; (x) increases in operating or other costs; (xi) the fulfillment of the closing conditions under, or the execution of customary additional documentation for, the Company’s agreements to acquire vessels and contemplated financing arrangements; (xii) financial market conditions; (xiii) the Company’s ability to comply with the covenants and conditions under the Company’s debt obligations; and (xiv) other factors listed from time to time in the Company’s filings with SEC, including, without limitation, the Company’s prospectus dated June 24, 2015, filed with the SEC pursuant to rule 424(b) of the Securities Act on June 25, 2015 and its subsequent reports on Form 8-K, which are accessible on the SEC’s website at www.sec.gov and which may be obtained by contacting the Company’s investor relations department via the Company’s website www.gener8maritime.com. Gener8 Maritime, Inc. does not undertake any obligation to update or revise any forward-looking statements as a result of new information, future events, or otherwise.

The information set forth under “Item 7.01  Regulation FD Disclosure” shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Gener8 Maritime, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENER8 MARITIME, INC.

/s/ Leonard J. Vrondissis
Leonard J. Vrondissis
Chief Financial Officer and Executive Vice President

DATE:   August 7, 2015